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                                                                    Exhibit 4.23



                        THE CHASE MANHATTAN CORPORATION,

                                       AND

                            FIRST TRUST OF NEW YORK,
                              NATIONAL ASSOCIATION,
                                   as Trustee





                          SECOND SUPPLEMENTAL INDENTURE
                           Dated as of October 8, 1996

                                       to

                         AMENDED AND RESTATED INDENTURE

                          Dated as of September 1, 1993
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                  SECOND SUPPLEMENTAL INDENTURE, dated as of October 8, 1996, among THE CHASE MANHATTAN CORPORATION, a Delaware corporation (the "Company"), and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION (as successor to Chemical
Bank), a national banking association organized under the laws of the United States (the "Trustee").

                  WHEREAS, the Company and the Trustee have heretofore executed and delivered a certain amended and restated indenture dated as of September 1, 1993 (the "Indenture") providing for the issuance from time to time of unsecured subordinated debt securities of the Company (the "Securities");

                  WHEREAS, the Indenture was amended by the First
Supplemental Indenture, dated as of March 29, 1996;

                  WHEREAS, on March 31, 1996, The Chase Manhattan Corporation ("Old Chase") merged with and Chemical Banking Corporation, which thereupon changed its name to The Chase Manhattan Corporation, and in connection with such merger assumed all of the outstanding subordinated debt securities of Old Chase, including the Securities;

                  WHEREAS, Section 901(9) of the Indenture provides, among other things, that, without the consent of the holders of any Securities, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture to make any provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of the Securities of any series or any Coupons appertaining thereto in any material respect;

                  WHEREAS, the Company desires and has requested that the Trustee join in the execution of this Second Supplemental Indenture for the purpose of amending certain provisions of the Indenture as hereinafter set forth;

                  WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by a Board Resolution of the Board of Directors of the Company; and

                  WHEREAS, all conditions precedent and requirements necessary to make this Second Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

                  NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE
WITNESSETH:
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                                                                               2



                  For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Securities, as follows:

                                   ARTICLE ONE

                         REPRESENTATIONS OF THE COMPANY

                  The Company represents and warrants to the Trustee as follows:

                  SECTION 1.1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  SECTION 1.2. The execution, delivery and performance by the Company of this Second Supplemental Indenture has been authorized and approved by all necessary corporate action on the part of the Company.

                                   ARTICLE TWO

                                   AMENDMENTS

                  SECTION 3.1. The definition of "Senior Indebtedness" contained in Section 101 of the Indenture is hereby amended in its entirety to read as follows:

         "'Senior Indebtedness of the Company' shall mean the obligations of the Company to its creditors other than the Holders of the Securities, whether outstanding on the date of execution of this Indenture or thereafter incurred, except obligations ranking on a parity with the Securities (which Securities so ranking on a parity shall include, without limitation, all CBC Subordinated Indebtedness and all MHC Subordinated Indebtedness) or ranking junior to the Securities.'

                  SECTION 3.2. Section 101 of the Indenture is hereby amended to insert, in the appropriate alphabetical order, the following new definitions:

                  "'CBC Subordinated Indebtedness' shall mean all securities issued pursuant to that certain Indenture, dated as of April 1, 1987, as amended and restated as of December 15, 1992, and as further amended, supplemented or otherwise modified from time to time, between the Company and First Trust of New York, National Association (as successor to Morgan Guaranty Trust Company of New
York), as trustee, and all other securities that, pursuant to the terms of such indenture, rank on a parity with such securities."

                  "'MHC Subordinated Indebtedness' shall mean all securities issued pursuant to that certain Indenture, dated as of
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                                                                               3



June 1, 1985, as amended, supplemented or otherwise modified from time to time, between the Company (as successor by merger to Manufacturers Hanover Trust Company) and IBJ Schroder Bank & Trust Company, as trustee, and all other securities that, pursuant to the terms of such indenture, rank on a parity with such securities."

                  SECTION 3.3. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.

                                  ARTICLE FOUR

                       APPOINTMENT OF AUTHENTICATING AGENT

                  SECTION 4.1. Pursuant to Section 612 of the Indenture, the Trustee hereby appoints The Chase Manhattan Bank as an Authenticating Agent for all series of the Securities. The Chase Manhattan Bank shall have all powers and authority and be entitled to take all actions as set forth in Section 612 of the Indenture.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

                  SECTION 5.1. The Trustee accepts the modification of the Indenture effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Second Supplemental Indenture.

                  SECTION 5.2. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision included in this Second Supplemental Indenture, or in the Indenture, which is required to be included in this Second Supplemental Indenture or the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

                  SECTION 5.3. Nothing in this Second Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Second Supplemental Indenture.

                  SECTION 5.4. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Indenture.
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                                                                               4




                  SECTION 5.5. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 5.6. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 5.7. Upon execution and delivery hereof by the parties hereto, this Second Supplemental Indenture shall become effective as of the date first above written.
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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.


                                        THE CHASE MANHATTAN
                                          CORPORATION



                                        By/s/ DEBORAH L. DUNCAN
                                          -----------------------------------
                                          Name: Deborah L. Duncan
                                          Title: Executive Vice
                                                   President and
                                                   Treasurer

(Corporate Seal)
Attest:


/s/ SUSAN SPAGNOLA
--------------------------------


                                        FIRST TRUST OF NEW YORK,
                                        NATIONAL ASSOCIATION,
                                          as Trustee



                                        By/s/ ALFIA MONASTRA
                                          -----------------------------------
                                          Name: Alfia Monastra
                                          Title: Assistant Vice
                                                  President

(Corporate Seal)
Attest:


/s/ WARD SPOONER
--------------------------------
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STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )


                  On this 17th day of October, 1996, before me, the undersigned officer, personally appeared Deborah L. Duncan, who acknowledged herself to be the Executive Vice President and Treasurer of THE CHASE MANHATTAN CORPORATION, a corporation, and that she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by herself as such officer.


                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                               /s/ ROBERT C. CARROLL
                                               -----------------------------
                                                    Notary Public

[SEAL]
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STATE OF NEW YORK                   )
                                     : ss.:
COUNTY OF NEW YORK                  )


                  On this 17th day of October, 1996, before me, the undersigned officer, personally appeared Alfia Monastra, who acknowledged herself to be an Assistant Vice President of FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association, and that she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the association by herself as such officer.


                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                               /s/ Joanne E. Ilse
                                               ------------------------------
                                                    Notary Public

[SEAL]